UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 8, 2011, ShengdaTech, Inc. (the “Company”) received a letter from the Listing Qualifications Hearings Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel has determined to deny the request of the Company for continued listing on Nasdaq and will suspend trading of the Company’s shares effective at the open of business on Friday, June 10, 2011 (the “Notice”)

The Nasdaq Hearings Panel held  a hearing on May 26, 2011 to consider the Company's continued listing on the Nasdaq in light of the Company's violation of certain Nasdaq listing rules.  The Nasdaq Hearings Panel held that pursuant to its discretion under Nasdaq listing rule 5100, it would deny continued inclusion of the Company’s securities on Nasdaq.  The Company intends to appeal the Nasdaq Hearings Panel determination.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

On June 8, 2011, the Company engaged Marcum Bernstein & Pinchuk (“MBP”) as the Company’s new independent accountants.  During the two most recent fiscal years and the interim periods preceding the engagement, the Company did not consult with MBP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by MBP concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SECTION 8 - Other Events

Item 8.01	Other Events.

On June 14, 2011, the Company issued a press release announcing the receipt and contents of the Notice, the engagement of MBP and providing an update on related and other matters.

SECTION 9 - Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release Dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2011	shengdatech, Inc.

	By:	/s/ Xiangzhi Chen
	Name:	Xiangzhi Chen
	Title:	Chairman and Chief Executive Officer